UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

ATS Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7925 Jones Branch Drive,

McLean, Virginia 22102

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (571) 766-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 21, 2012, ATS Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Salient Federal Solutions, Inc., a Delaware corporation (“Salient”), and Atlas Merger Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Salient (“Merger Sub”), pursuant to which, among other things, Merger Sub will commence a tender offer for all of the outstanding shares of common stock of the Company, subject to the terms and conditions of the Merger Agreement.

Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) within five (5) business days of execution of the Merger Agreement to acquire all of the outstanding shares of Company common stock, par value $0.0001 per share (“Common Stock”), at a price of $3.20 per share, net to the selling stockholders in cash, without interest (the “Offer Price”). Following the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Salient. The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will be able to be consummated only after the stockholders of the Company have adopted the Merger Agreement at a meeting of stockholders. At the effective time of the Merger, the shares of Common Stock not purchased pursuant to the Offer (other than shares held by the Company, Salient, Merger Sub or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law) will be converted into the right to receive an amount in cash, without interest, equal to the Offer Price.

The Merger Agreement includes customary representations, warranties and covenants by the respective parties. The Company has agreed to operate its business in the ordinary course until the Offer is consummated. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company, subject to specified exceptions. The Merger Agreement also includes customary termination provisions for both the Company and Salient and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Salient a termination fee of $1.5 million (plus expenses up to $1.0 million). In connection with the termination of the Merger Agreement under other specified circumstances, Salient may be required to pay the Company a reverse termination fee of $2.75 million (plus expenses up to $1.0 million).

Consummation of the Offer is subject to various conditions, including, among others, the expiration or termination of the applicable waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act, and other customary closing conditions, each as described in the Merger Agreement. In addition, it is also a condition to the consummation of the Offer that at least 75% of the outstanding shares of Common Stock on a fully diluted basis shall have been validly tendered and not withdrawn in accordance with the terms of the Offer. Subject to the terms of the Merger Agreement, the Company has granted Merger Sub an irrevocable option, which shall be exercised following consummation of the Offer, to purchase that number of newly-issued shares of Common Stock that is equal to one share more than the amount needed to give Merger Sub ownership of 90% of the outstanding shares of Common Stock (determined on a basis that takes into account options that are vested and exercised prior to the consummation of the offer) (the “Top-Up Option”). If Salient and Merger Sub acquire at least 90% of the outstanding shares of Common Stock, including through the exercise of the Top-Up Option, the parties have agreed to take all necessary and appropriate action to complete the Merger through the “short form” procedures available under Delaware law.

Stockholder Agreements

In connection with the execution and delivery of the Merger Agreement, certain directors of the Company and certain stockholders of the Company (collectively, the “Stockholders”), entered into stockholder agreements and undertaking agreements, respectively, with Salient (the “Stockholder Agreements”) pursuant to which each of the Stockholders agreed, among other things, to tender shares aggregating 40% of the outstanding Common Stock pursuant to the Offer and, if necessary, vote such shares in favor of the adoption of the Merger Agreement. The Stockholder Agreements terminate in the event the Merger Agreement is terminated.

Additional Information

The foregoing descriptions of the Merger Agreement and Stockholder Agreements are not complete descriptions of all of the parties’ rights and obligations under the agreements. The above descriptions are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the Stockholder Agreements, copies of which are filed as Exhibits 2.2, 2.3, 2.4, 2.5, 2.6, 2.7 and 2.8 to this Current Report on Form 8-K and are incorporated herein by reference.

The Merger Agreement and the Stockholder Agreements have been included to provide investors and stockholders with information regarding their terms. They are not intended to provide any other factual information about the Company. Each agreement contains representations and warranties that the parties to each such agreement made to and solely for the benefit of each other. The assertions embodied in the representations and warranties in the Merger Agreement are qualified by information contained in the confidential disclosure letter that the Company delivered in connection with signing the Merger Agreement. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letter. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02. Results of Operation and Financial Condition

On February 21, 2012, the Company announced its unaudited financial results for the fourth quarter and year ended December 31, 2011.  The press release containing the announcement is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 20, 2012, the Company determined that it will pay a one-time cash bonus of $123,333 to Pamela Little, its Co-Chief Executive Officer and Chief Financial Officer, and $95,000 to John Hassoun, its Co-Chief Executive Officer, to be conditioned upon and paid only upon consummation of the contemplated transaction. These bonus amounts represent four months of each executive officer’s base salary and were awarded in recognition of Ms. Little’s and Mr. Hassoun’s service to the Company and their efforts in connection with the Company’s strategic evaluation and the contemplated transaction.

Item 8.01. Other Events.

On February 21, 2012, the Company issued a press release announcing the execution of the Merger Agreement and the Stockholder Agreements. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Important Information

This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of the Company’s common stock described in this announcement has not yet commenced. At the time the tender offer is commenced, Salient will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”) and the Company will file a solicitation/recommendation statement on Schedule 14D-9. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that the Company’s stockholders should read carefully before any decision is made with respect to the tender offer. Those materials will be made available to the Company’s stockholders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at http://www.sec.gov.

Forward-Looking Statements

Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements. All statements included in this Current Report on Form 8-K concerning activities, events or developments that the Company and Salient expect, believe or anticipate will or may occur in the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the tender offer will not close because of a failure to satisfy one or more of the closing conditions and that the Company’s business will be adversely impacted during the pendency of the tender offer. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2011. In addition, the forward-looking statements included in this Current Report in Form 8-K represent our views as of February 21, 2012. Subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to February 21, 2012.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 21, 2012, by and among Salient Federal Solutions, Inc., Atlas Merger Subsidiary, Inc. and ATS Corporation
2.2	Stockholders’ Agreement, dated as of February 21, 2012, by and among Joel R. Jacks, Salient Federal Solutions, Inc. and Atlas Merger Subsidiary, Inc.
2.3	Stockholders’ Agreement, dated as of February 21, 2012, by and among Peter M. Schulte, Salient Federal Solutions, Inc. and Atlas Merger Subsidiary, Inc.
2.4	Stockholders’ Agreement, dated as of February 21, 2012, by and among Dr. Edward H. Bersoff, Salient Federal Solutions, Inc. and Atlas Merger Subsidiary, Inc.
2.5	Undertaking Agreement, dated as of February 21, 2012, by and among Lampe, Conway and Co., LLC, Salient Federal Solutions, Inc. and Atlas Merger Subsidiary, Inc.
2.6	Undertaking Agreement, dated as of February 21, 2012, by and among Revelation Special Situations Fund Ltd., Salient Federal Solutions, Inc. and Atlas Merger Subsidiary, Inc.
2.7	Undertaking Agreement, dated as of February 21, 2012, by and among Carl Marks & Co., Inc. and other parties, Salient Federal Solutions, Inc. and Atlas Merger Subsidiary, Inc.
2.8	Undertaking Agreement, dated as of February 21, 2012, by and among Minerva Group, LP, Salient Federal Solutions, Inc. and Atlas Merger Subsidiary, Inc.
99.1	Earnings Press Release, dated February 21, 2012
99.2	Merger Agreement Press Release, dated February 21, 2012

 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS CORPORATION

Date: February 21, 2012	By:	/s/ Pamela A. Little
		Name:	Pamela A. Little
		Title:	Co-Chief Executive Officer and Chief Financial Officer